Exhibit 99.2

PRESS RELEASE – FOR IMMEDIATE RELEASE

OMEGA PRICES $250 MILLION SENIOR NOTES OFFERING

Company Release – 09/04/2014

HUNT VALLEY, MD. – (BUSINESS WIRE) – Omega Healthcare Investors, Inc. (NYSE:OHI) announced today that it has priced a private offering of $250 million aggregate principal amount of 4.50% senior notes due 2025 at 99.131% of face value. The offering is expected to close on September 11, 2014, subject to customary closing conditions.

The notes will be unsecured senior obligations of the Company and will initially be guaranteed by each of the Company’s subsidiaries that guarantee the Company’s existing notes and credit agreement borrowings. The notes will be offered only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended, and to non-U.S. persons outside of the United States under Regulation S under the Securities Act.

The Company intends to use the net proceeds of the offering to repay a portion of its outstanding revolving credit facility borrowings and any remainder for general corporate purposes.

In connection with the private offering of the notes, the Company will agree to file a registration statement with the Securities and Exchange Commission relating to an offer to exchange the notes for publicly tradeable notes having substantially identical terms in accordance with published interpretations of the Securities and Exchange Commission.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase any of these securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

The notes to be issued in the offering have not been registered under the Securities Act, or any applicable state laws. Accordingly, the notes may not be offered or sold in the U.S. or to U.S. persons without registration or an applicable exemption under the Securities Act and applicable state securities laws.

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The Company is a real estate investment trust investing in and providing financing to the long-term care industry. At June 30, 2014, the Company owned or held mortgages on 563 skilled nursing facilities, assisted living facilities and other specialty hospitals with approximately 63,733 licensed beds (61,353 available beds) located in 37 states and operated by 49 third-party healthcare operating companies. In addition, the Company has one facility currently held for sale.

This announcement includes forward-looking statements. Actual results may differ materially from those reflected in such forward-looking statements as a result of a variety of factors, including, among other things: (i) uncertainties relating to the business operations of the operators of the Company’s properties, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels; (ii) regulatory and other changes in the healthcare sector; (iii) changes in the financial position of the Company’s operators; (iv) the ability of any of the Company’s operators in bankruptcy to reject unexpired lease obligations, modify the terms of the Company’s mortgages and impede the ability of the Company to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor's obligations; (v) the availability and cost of capital; (vi) changes in the Company’s credit ratings and the ratings of its debt securities; (vii) competition in the financing of healthcare facilities; (viii) the Company’s ability to maintain its status as a real estate investment trust; (ix) the Company’s ability to manage, re-lease or sell any owned and operated facilities; (x) the Company’s ability to sell closed or foreclosed assets on a timely basis and on terms that allow the Company to realize the carrying value of these assets; (xi) the effect of economic and market conditions generally, and particularly in the healthcare industry; and (xii) other factors identified in the Company’s filings with the Securities and Exchange Commission. Statements regarding future events and developments and the Company’s future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements. The Company undertakes no obligation to update any forward-looking statements contained in this announcement.

Omega Healthcare Investors

Bob Stephenson, CFO, 410-427-1700